Exhibit 5.1

[Letterhead of Holland & Knight LLP]

July 26, 2017

Altra Industrial Motion Corp.

300 Granite Street

Suite 201

Braintree, MA 02184

Re:	Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Altra Industrial Motion Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the registration of 750,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that may be issued pursuant to the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan (the “Plan”). The 750,000 shares of Common Stock registered pursuant to the Plan are referred to as the “Shares.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan, the Second Amended and Restated Certificate of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company, certain resolutions adopted in connection with the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and statements we have reviewed, that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents, and that each transaction complies with all tests of good faith, fairness and conscionability required by law. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and subject to the qualifications stated herein, and assuming no change in relevant facts, it is our opinion that the Shares have been duly authorized, and when issued and sold in the manner described in the Plan and pursuant to the agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (which includes reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), and we express no opinion as to the effect on matters covered by this letter of the laws of any other jurisdiction.

The opinion speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in the opinion.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/S/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP